UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2006

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

As described in Item 5.03 below, the contents of which are incorporated herein by reference, on September 21, 2006, the Board of Directors (the "Board") of Martek Biosciences Corporation (the "Company") amended the Company’s by-laws to adopt a majority vote standard for director elections. These amendments modify the rights of the holders of the Company’s Common Stock in the election of directors by establishing a majority voting standard for uncontested elections.

A copy of the Company’s by-laws, as amended through September 21, 2006, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of President. Effective September 21, 2006, the Company’s Board elected David Abramson, age 53, as President of the Company until his successor is appointed and qualified or until his earlier resignation or removal. Mr. Abramson was elected as President to more accurately reflect his current role with the Company, which includes responsibility for all commercial activities, following Steve Dubin assuming the role of the Chief Executive Officer of the Company on June 30, 2006. Mr. Abramson reports directly to the Chief Executive Officer.

A description of Mr. Abramson’s business experience and previous positions with the Company, the contents of which are incorporated herein by reference, is contained under the caption Item 1—Business—Directors and Executive Officers of the Registrant—Executive Officers in Part I of Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the Fiscal Year Ended October 31, 2005 (File No. 0-22354) filed with the Securities and Exchange Commission on January 17, 2006.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Majority Voting for Election of Directors. On September 21, 2006, the Company’s Board, upon recommendation of the Nominating and Corporate Governance Committee (the "Committee"), adopted amendments to the Company’s by-laws that provide for (i) a majority voting standard for uncontested director elections and (ii) a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. The amendments to the by-laws were adopted as part of the Company’s continuing efforts to enhance corporate governance.

The amendment to Article I Section 7 of the Company’s by-laws changed the vote standard for the election of directors in an uncontested election from a plurality to a majority of the votes cast. Under the adopted majority voting standard, a majority of the votes cast means that the number of shares voted "for" a director nominee must exceed 50% of the votes cast with respect to that director nominee. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit an irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Committee or the Board’s decision. If the resignation is accepted, the resulting vacancy on the Board can be filled by action of the remaining members of the Board or the size of the Board can be decreased.

The foregoing description of the adopted amendments to the Company’s by-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s by-laws, as amended through September 21, 2006, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1
By-Laws of Martek Biosciences Corporation, including all amendments through September 21, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

September 27, 2006	By:	/s/ George P. Barker

Name: George P. Barker
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	By-Laws of Martek Biosciences Corporation, including all amendments through September 21, 2006